80 Orville Drive
                                                                Bohemia, NY
                                                                11716
                                                                631-244-1500
                                                                631-563-8085 fax


Corporate Contact:
Michael J. Beecher, Chief Financial Officer
Direct Insite Corp.
631.244.1500

FOR IMMEDIATE RELEASE

        Direct Insite Announces 34.9% Growth of EIP&P Recurring Revenues
                           for the First Quarter 2006


Bohemia, N.Y. - May 22, 2006 - Direct Insite Corp. (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment (EIP&P) solutions announced financial results for the three months ended March 31, 2006. The Company reported recurring revenues for the first quarter grew by 34.9%. Total revenue decreased 3.1% to $2,015,000 compared to revenue of $2,080,000 in the first quarter of 2005.

Recurring revenues, derived from the month-after-month processing of invoices under contracts with durations of one to ten years, increased 34.9% to $1,550,000 for the three months ended March 31, 2006, compared to $1,149,000 for the three months ended March 31, 2005. Revenues from professional services slowed to $457,000 for the three months ended March 31, 2006 compared to revenue of $917,000 in the same period in 2005, a decrease of 50.2%. Professional services revenue is expected to increase during the remainder of 2006.

"Achieving nearly 35% growth in recurring revenues in a single quarter tells us two things," said Direct Insite CEO and Chairman of the Board James A. Cannavino. "First, word is out that our innovative products meet the real needs of today's businesses. Second, it points to the huge market for the type of cash flow optimization, revenue assurance and eInvoicing solutions we deliver."

Cannavino went on to note that "We continue to grow the business through both new contracts with Fortune 500 companies, and through implementation of innovative applications of our products. Doing this, and maintaining a strong focus on quality, is what gives us a competitive edge."

In its financial results, Direct Insite also reported an operating loss of $292,000 for the three months ended March 31, 2006 compared to an operating loss of $210,000 for the three months ended March 31, 2005. The results also report a net loss of $533,000, including a non-cash expense of $155,000 attributed to amortization of the value of warrants recorded as debt discount in 2005 and the non-cash change in the fair value of the warrant liability, for the three months ended March 31,2006, compared to a net loss of $285,000 for the same period in 2005.

Basic and diluted loss per share for the three months ended March 31, 2006 was $0.14 compared to a basic and diluted loss per share of $0.10 for the three months ended March 31, 2005.

"We anticipate that our financial reporting for the second quarter will reflect the growing demand for our products, new contract wins, and continuing progress in operational efficiencies," said Cannavino.









Headquartered in Bohemia, NY, Direct Insite Corp. employs a staff of 50. The Company's IOL solution is deployed in North and South America, Asia Pacific and in the Europe/Middle East/Africa geographic areas. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.


The financial information stated above and in the tables below has been abstracted from Direct Insite Corp.'s Form 10-QSB for the three months ended March 31, 2006, filed with the Securities and Exchange Commission on May 22, 2006, and should be read in conjunction with the information provided therein.

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


Summarized Financial Information

        ------------------------------------------------------ ------------------------- ------------------------
                                                                 FOR THE THREE MONTHS     FOR THE THREE MONTHS
                   STATEMENT OF OPERATIONS                         ENDED MARCH 31,           ENDED MARCH 31,
                                                                         2006                     2005
        ------------------------------------------------------ ------------------------- ------------------------
        Revenue
                                                                    $ 2,015,000               $ 2,080,000
        ------------------------------------------------------ ------------------------- ------------------------
        Operating loss                                              $ ( 292,000)              $  (210,000)
        ------------------------------------------------------ ------------------------- ------------------------
        Other expenses, net                                         $   241,000               $    75,000
        ------------------------------------------------------ ------------------------- ------------------------
        Net loss                                                    $  (533,000)              $  (285,000)
        ------------------------------------------------------ ------------------------- ------------------------
        Preferred Stock Dividends                                   $  (172,000)              $  (154,000)
        ------------------------------------------------------ ------------------------- ------------------------
        Net loss attributable to common shareholders                $  (705,000)              $  (439,000)
        ------------------------------------------------------ ------------------------- ------------------------
        Basic and diluted income (loss) per share                   $     (0.14)              $     (0.10)
                                                                    ===========               ===========

        -------------------------------------- ------------------------- ----------------------
        BALANCE SHEET                             March. 31, 2006            December 31, 2005
        -------------                             ---------------            ------------------

        -------------------------------------- ------------------------- ----------------------
        Total Current Assets                          $1,568,000                $2,417,000
        -------------------------------------- ------------------------- ----------------------
        Total Assets                                  $2,267,000                $3,181,000
        -------------------------------------- ------------------------- ----------------------
        Total Current Liabilities                     $6,606,000                $6,842,000
        -------------------------------------- ------------------------- ----------------------
        Total Shareholders' Deficiency               ($4,389,000)              ($3,734,000)
        -------------------------------------- ------------------------- ----------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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